   As filed with the Securities and Exchange Commission on November 13, 1997

--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


                                 May 30, 1997
                               (Date of Report)


                       ERP OPERATING LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in its Charter)



                                    0-24920
                             (Commission File No.)



                   Illinois                                 36-3894853
         (State or Other Jurisdiction                    (I.R.S. Employer
               of Incorporation)                       Identification No.)



 Two North Riverside Plaza, Chicago, Illinois                 60606
   (Address of Principal Executive Offices)                 (Zip Code)


                                (312) 474-1300
             (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

     On January 16, 1997, Equity Residential Properties Trust ("EQR") entered into an Agreement and Plan of Merger regarding the planned acquisition of the multifamily property business of Wellsford Residential Property Trust ("Wellsford"), a Maryland real estate investment trust, by EQR through the tax free merger of EQR and Wellsford (the "Merger"). The transaction is valued at approximately $1 billion and includes 75 multifamily properties containing 19,004 units. In the Merger, each outstanding common share of beneficial interest of Wellsford will be converted into .625 of a common share of the surviving Maryland real estate investment trust in the Merger (the "Surviving Trust"). ERP Operating Limited Partnership is filing the information contained herein in order to provide its partners with additional information relating to the Merger. The Merger is subject to approval of the shareholders of EQR and Wellsford and, therefore, completion of the Merger is conditioned upon such approval and certain other closing conditions. Upon completion of the Merger, the current trustees of EQR, and two current trustees of Wellsford, Jeffrey H. Lynford and Edward Lowenthal, will become trustees of the Surviving Trust.

         In connection with the Merger, ERP Operating Limited Partnership is hereby filing additional information regarding the business and properties of Wellsford to be acquired in the Merger.

    Wellsford Residential Property Trust was organized on July 21, 1992 as a Maryland real estate investment trust ("REIT") and had its initial public offering on November 27, 1992 (the "IPO").

    Wellsford Residential Property Trust and subsidiaries (the "Company") is a fully-integrated and self-administered equity REIT which owns and operates high quality multifamily communities located in the Southwest and Pacific Northwest regions of the United States. The Company owns and operates 72 multifamily communities (the "Communities") containing 19,004 apartment units with an aggregate historical cost of approximately $773 million.

    The Company's mission is to maximize long-term profitability for its shareholders by providing quality housing and exceptional service for its residents. The Company attempts to achieve its mission by acquiring, developing and operating multifamily communities in target markets, applying sophisticated management and operating techniques, and maintaining a conservative capital structure. The Company generally seeks to acquire or develop high quality communities that contain many interior and exterior amenities and are well located within major metropolitan markets.

    On January 16, 1997, the Company entered into a definitive merger agreement with Equity Residential Properties Trust ("EQR"). The merger is expected to close during the second quarter of 1997. See "Item 1. Business - Recent Developments".

    Acquisition and Development Strategy. The Company attempts to purchase or develop communities with physical and market characteristics similar to the Communities. The Company generally will seek to acquire or develop multifamily communities that are (i) no more than ten years of age at the time of acquisition; (ii) well located in their markets; (iii) capable of enhanced performance through intensive management and cosmetic improvements; and (iv) capable of producing a high component of anticipated total return derived from current income. In connection with its acquisition and development of multifamily communities, the Company will consider such factors as: (i) the geographic location and type of community; (ii) the age, construction quality and cost, condition and design of the community; (iii) the current and projected cash flow of the community and the ability to increase cash flow;
(iv) the potential for capital appreciation of the community; (v) the terms of tenant leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the neighborhoods in which the community is located; (vii) the occupancy and demand by tenants for communities of similar type in the vicinity; and (viii) the prospects for liquidity through sale, financing or refinancing of the community.

    The Company has generally considered acquiring a community if it meets the criteria described above and has a minimum anticipated Initial Capitalization Rate under current conditions of between 8.5% and 9.5%. Development of communities would generally require anticipated Initial Capitalization Rates of at least 10% upon stabilization of the community. "Initial Capitalization Rate" means estimated net operating cash flow from a community for the 12 months following acquisition or stabilization and is expressed as a percentage of the Company's total capitalized acquisition or development costs for the community, which includes reserves for immediate capital improvements. The

Initial Capitalization Rate is calculated on the basis of projected rental rates, expenses and occupancy levels, after adjustments are made to reflect trends and to reflect occupancy rates which the Company believes are sustainable on an ongoing basis. Therefore, an Initial Capitalization Rate constitutes an estimate, and no assurance can be given that actual future results will be consistent with such estimate. Nevertheless, the Company believes that an Initial Capitalization Rate based upon careful criteria is a reasonable estimate of the initial operating returns of a community to be acquired or developed by the Company.

    In December 1996, the Company sold two of its Communities located in Washington, containing a total of 120 units, and received net proceeds of $1.6 million. A net loss of $0.1 million was recorded in connection with these sales. The Company held a 50% interest in one of the sold communities.

    In July 1996, the Company originated a $17.8 million mortgage on a 344 unit, newly constructed community in Tucson, Arizona known as Sonterra at Williams Centre (the "Sonterra Mortgage"). The Company has the exclusive option to purchase the community for approximately $20.5 million through December 1997 and approximately $21 million during 1998.

    In April 1996, the Company, through a wholly-owned subsidiary, acquired Marks West, a multifamily community containing 280 units located in Denver, Colorado, for approximately $18 million. The community's operations have been combined with those of The Marks, an existing community located contiguous to Marks West.

    In December 1996, the Company completed its Summit at Lake Union development project located in Seattle, Washington and containing 150 units at a cost of approximately $16.5 million.

In October 1996, the Company completed two development projects. The Village at Bear Creek II, a Denver, Colorado apartment community contiguous to the Company's existing Bear Creek community, contains 216 units and was developed at a cost of $18.8 million, including satisfaction of the developer's fixed price contract. The operations of the two Bear Creek communities have been combined. Seeley Lake III, a Tacoma, Washington apartment community developed as an expansion to the Company's Village at Seeley Lake community, contains 182 units and was developed at a cost of $9.5 million.

    In July 1996, the Company made a $0.7 million loan in connection with the infrastructure related to a 441 unit development project in Portland, Oregon, which the Company has an option to purchase. The Company expects to purchase the land underlying the project for $2.8 million in mid-1997.

    In May 1996, the Company purchased a parcel of land in Denver, Colorado for $2.1 million. The land is located contiguous to the Company's Blue Ridge development and will represent the second phase of the Company's Palomino Park project.

    The Company intends to develop selectively multifamily communities. It is anticipated that the cost of projects under development at any time will generally not exceed an amount equal to 10% of the total market value of the Company's assets. The Company currently has the following development projects under construction (collectively, the "Development Communities"):

                   Number                               Estimated
                    of                 Estimated      Stabilization
    Name           Units     Location  Total Cost         Date
    -------------- ------    --------  ----------     -----------------
    Blue Ridge      456      Denver    $42.5 million  Fourth Qtr. 1997
    Red Canyon      304      Denver    $33.6 million  Fourth Qtr. 1998
                    ---                -------------
                    760                $76.1 million
                    ===                =============

    The Blue Ridge and Red Canyon projects are being developed pursuant to agreements whereby the Company has committed to purchase the projects for a fixed price from a third-party developer upon their completion, thus reducing the Company's exposure to construction risk. In the State of Washington, where the Company has substantial development experience, the Company plans to develop communities directly. However, in its other target markets, the Company plans to explore entering into agreements to acquire newly developed communities upon completion and achievement of certain specified occupancy rates. The Company currently intends to fund the acquisition and construction of the Development Communities with working capital, proceeds from $14.8 million of tax exempt bonds described in Item 7 below, and proceeds from its line of credit with The First National Bank of Boston.

    The Company will be subject to the risks of real estate development with respect to the Development Communities, including the lack of financing, construction delays, budget overruns and lease-up. The Company will be subject to similar risks in connection with any future development of other communities.

    From time to time, the Company engages in the rehabilitation of its communities in order to reposition a community within its market or where it believes rehabilitation will enhance its ability to increase cash flow through higher occupancy and rental rates.

    Operating Strategy and Management. The Company aggressively manages the Communities by monitoring daily community performance. The Company uses sophisticated management information systems to identify and track competing properties, monitor resident satisfaction and manage apartment inventory. Each of the Communities is equipped with an on-site computer which compiles occupancy, tenant traffic, leasing and turnover statistics, as well as standardized revenue and expense data. This information is electronically transferred from the Communities to the Company's offices in Denver, Tacoma and New York.

    The Company manages all of its Communities in Arizona, Colorado, New Mexico, Oklahoma, Washington and San Antonio, totaling approximately 85% of the Company's portfolio. The Company has a total of approximately 560 employees, of which approximately 480 participate in the on-site management of the Communities, including such tasks as leasing, rent collection, maintenance and repairs. The Company's other employees work at the Company's executive and regional offices. The Company currently retains local property management companies supervised by the Company for its Communities in other locations.

    The Company places special emphasis on its Resident Satisfaction Surveys to measure the quality of its management and to obtain information about its residents. Results from the Company's most recent Resident Satisfaction Survey, which was returned by approximately 35% of the Company's residents, indicated that nine out of ten residents would recommend their community to a friend.

    The Company attempts to balance rent increases with high occupancy and controlled turnover costs. The Company believes that the management techniques described above have contributed to the strong operating performance of its portfolio, including a weighted average physical occupancy rate in excess of 94% for the eight year period ended December 31, 1996.

    Each of the Communities is operated by a staff of approximately six to seven individuals which includes a resident manager, assistant manager, leasing agents, and a maintenance and apartment preparation staff. Policies and procedures utilized at the community sites follow established federal and state laws and regulations, including lease contracts, on-site marketing procedures, credit collection and eviction standards. As a result of active on-site management and strict prospective tenant qualification standards, the Company experiences low rent loss due to delinquencies or early lease termination.

    The Company generally offers leases of six to 12 months in term, although approximately 7% of the current leases are for terms of 13-24 months, reflecting part of the Company's attempt to reduce turnover costs. Individual community lease programs are structured to respond to local market conditions. None of the Communities are currently subject to rent control or rent stabilization regulations. Standard lease terms stipulate due dates for rent payments, late charges (typically with no grace period), no offset or withholding provisions, security deposits and damage reimbursement clauses, as well as many other provisions considered favorable to the property owner. Non-payment of rent generally will be handled at the communities within 15 days from the beginning of the month, with either collection or eviction occurring within that time period.

    All of the Communities are located in developed areas. There are numerous other multifamily properties and real estate companies within the market area of each such Community which will compete with the Company for tenants and development and acquisition opportunities. The number of competitive multifamily properties and real estate companies in such areas could have a material effect on (i) the Company's ability to rent the apartments at the Communities and the rents charged and (ii) development and acquisition opportunities. The Company competes for tenants and acquisitions with others who may have greater resources than the Company.

    Financing Strategies. The Company seeks to maintain a well balanced, conservative and flexible capital structure by : (i) targeting a ratio of long-term debt to total market value of assets of approximately 35%; (ii) extending and sequencing the maturity dates of its debt; (iii) borrowing generally at fixed rates; (iv) borrowing generally on an unsecured basis; and (v) maintaining conservative debt service and fixed charge coverage ratios. Furthermore, the Company's strategy of maintaining a conservative ratio of shareholder distributions to funds from operations applicable to common shareholders enables the Company to retain funds for capital improvements, acquisitions, development, other investments and scheduled payments of principal and interest on indebtedness. Management believes that these strategies have enabled and should continue to enable the Company to access the debt and equity capital markets for its long-term capital requirements such as debt refinancings and financings for acquisitions and development.

Since the IPO, the Company has demonstrated its ability to access several different sources of financing. The proceeds from these financings have been used to acquire and develop communities and prepay debt and for working capital purposes. These financings have included: (i) a public offering of 2,594,000 common shares in July 1993 for an aggregate of approximately $64.9 million (the "July 1993 Offering"), (ii) a public offering of 4,000,000 convertible preferred shares in November 1993 for an aggregate of $100 million (the "Series A Preferred Offering"), (iii) private offerings to domestic and foreign institutional investors of 1,550,000 common shares in August 1994 for an aggregate of approximately $32.6 million (the "August 1994 Private Placement"),
(iv) the sale, in five separate secured transactions, of approximately $53.9 million of tax exempt bonds (the "Tax Exempt Bonds"), (v) a $150 million unsecured revolving credit facility with The First National Bank of Boston (the "Bank of Boston Credit Facility"), (vi) the assumption of certain indebtedness, including a $100 million non-recourse mortgage loan from General Electric Capital Corporation ("GECC") assumed in connection with the acquisition of the Communities located in Oklahoma (the "GECC Oklahoma Loan"), and a $115 million non-recourse structured real estate mortgage (the "REMIC") assumed in connection with the merger of Holly Residential Properties, Inc. ("Holly") into a wholly-owned subsidiary of the Company (the "Holly Acquisition"), (vii) the issuance of approximately 6,000,000 common shares in connection with the Holly Acquisition at an aggregate market value of approximately $119.7 million,
(viii) the issuance of $100 million of senior unsecured notes due in 2002 (the "2002 Notes") in January 1995, (ix) the issuance of $55 million of senior unsecured notes due in 2000 (the "2000 Notes") and $70 million of senior unsecured notes due in 2005 (the "2005 Notes") in August 1995, (x) a public offering of 2,300,000 preferred shares in August 1995 for an aggregate of $57.5 million (the "Series B Preferred Offering") and (xi) the issuance of $25 million of medium-term senior unsecured notes due in 1999 (the "1999 Notes") in November 1996.

Risks Associated with Forward-Looking Statements. This Form 10-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended.   Such statements are based on current
expectations which involve a number of risk factors and uncertainties, including, but not limited to, risks associated with the acquisition, construction and development of multifamily communities, including the risk of an over-supply of apartment units or a reduction in the demand for such units, risks associated with construction and lease-up delays, budget over-runs, risks that the Company's acquisition and development communities will fail to perform as expected, financing risks, such as the availability of debt or equity financing in the future and the risk of increasing costs of such financing, as well as other risks listed from time to time in the Company's reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Recent Developments. The Company has entered into an Agreement and Plan of Merger, dated as of January 16, 1997 (the "Agreement"), with EQR. The Agreement provides for the exchange of all of the outstanding common shares of the Company for common shares of the surviving trust, at an exchange ratio of
0.625 common shares of the surviving trust for each common share of the Company (the "Merger").

The Company has entered into contracts on five commercial office properties (the "Commercial Properties") for $47.6 million in aggregate, and has closed on four of the properties subsequent to December 31, 1996. The aggregate purchase price for the Commercial Properties includes approximately $2.25 million in value of common shares of Wellsford Real Properties, Inc. ("WRP Newco"), a subsidiary of the Company, to be issued to an entity in consideration for the assignment of the purchase contracts entered into by such entity. Upon liquidation of such entity, each of the Chairman of the Board and President of the Company, Messrs. Lynford and Lowenthal, will receive approximately 16.4% of such shares, and the wife of Mark Germain, a trustee of the Company, will receive approximately 13.8% of such shares. Each are owners of such entity.

Immediately prior to the Merger, and subject to the satisfaction or waiver of all conditions thereto, the Company will contribute certain of its assets, including the Commercial Properties, and certain of its liabilities to its subsidiary (formed in 1997), WRP Newco, and distribute to its common shareholders, on a pro rata basis, all of the shares it owns in WRP Newco.

The Merger is subject to the approval of the common shareholders of both EQR and the Company and other conditions.

    Multifamily Communities. The Company owns and operates 72 multifamily communities located in eight states - Washington (27 communities), Texas (11), Oklahoma (10), Colorado (10), Arizona (7), Nevada (3), Utah (3) and New Mexico
(1). Substantially all of the Communities are located in and around the following major metropolitan areas: Albuquerque (1 community), Dallas (2), Denver (9), Las Vegas (3), Oklahoma City (5), Phoenix (5), Salt Lake City (3), San Antonio (9), Seattle (14), Tacoma (13), Tucson (2), and Tulsa (5). The Communities include 46 multifamily communities having 200 or more apartment units with the largest community having 714 apartment units. Forty-four of the Communities were built since 1986, 26 were built between 1980 and 1985 and two were built in 1979. All of the Communities are garden style communities except for four mid-rise buildings (419 apartment units) in downtown Seattle. As of December 31, 1996, the Communities had an average physical occupancy rate of approximately 95.3%. All of the Communities provide residents with attractive amenities. The Company manages all of its Communities in Arizona, Colorado, New Mexico, Oklahoma, Washington and San Antonio. The Company currently retains local property management companies supervised by the Company for its Communities in other locations.

    The Company believes the Communities provide the opportunity for increased cash flows and appreciation in value through increases in occupancy rates and rents, as well as expense controls. The Company also believes that the Communities are well located in their markets and are well constructed and designed.

    The Communities are geographically diversified as follows:

                    Number of       Number of      Historical Cost
     State         Communities        Units        (in thousands)
---------------    -----------      ---------      ---------------
Arizona                 7            2,110           $115,880
Colorado               10            3,142            136,092
Nevada                  3              966             39,398
New Mexico              1              472             17,891
Oklahoma               10            3,121             99,332
Texas                  11            2,725             64,235
Utah                    3            1,298             36,522
Washington             27            5,170            264,019
                       --           ------           --------
                       72           19,004           $773,369
                       ==           ======           ========

The following tables present information concerning the Communities:

                                                                         Average
                                                              Year        Unit       1995           1996
                         Number       Square      Acreage     Const-      Size      Average        Average      Encumbrance
                        of Units      Footage    (approx.)    ructed    (Sq. Ft.)   Occupancy     Occupancy       (000's)
                        --------    ----------   ---------    ------    ---------   ---------     ---------     -----------
Albuquerque, NM
  Mountain Run              472        335,744      16        1985          711       94.7%         92.0%           --
Dallas, TX
  Burn Brae                 282        221,966      12        1984          787       97.8%         98.9%           --
  Calais                    264        206,210      13        1986          781       96.1%         96.6%           --
Denver, CO
  The Village at
   Bear Creek (A)           472        466,610      38        1987          989       96.5%         95.5%           --
  Cimarron Ridge            296        229,048      10        1984          774       97.3%         97.4%           --
  Colinas Pointe            272        213,984      13        1986          787       96.4%         94.3%           --
  Highland Point            318        237,886      14        1984          748       96.1%         97.4%           --
  Ironwood at the
   Ranch                    226        184,081       9        1986          815       94.4%         96.8%       $  6,070
  The Marks (A)             616        520,712      26        1987          845       94.2%         94.9%       $ 21,325
  The Registry              208        156,558       9        1987          753       96.3%         97.0%           --
  Sterling Point            143        130,120       9        1979          910       95.9%         95.8%           --
  Warwick Station           332        250,432      18        1986          754       95.0%         96.1%       $ 10,243
Fort Collins, CO
  Parkwood East             259        215,064      25        1986          830       96.1%         98.2%            --
Las Vegas, NV
  Catalina Shores           256        230,872      14        1989          902       96.8%         96.3%           --
  Crossing at
   Green Valley             384        330,714      15        1986          861       97.2%         97.2%           --
  Reflections at
   the Lakes                326        274,992      16        1989          844       96.5%         95.6%           --
Oklahoma City, OK
  Augusta                   197        153,308       7        1986          778       96.8%         95.0%           --
  Heritage Park             452        392,218      23        1983          868       90.5%         90.5%           --
  Invitational              344        254,976      10        1983          741       93.9%         91.9%           --
  Raindance                 504        327,248      22        1984          649       91.9%         95.5%           --
  Windrush                  160        130,112      10        1982          813       91.8%         93.4%           --
Phoenix, AZ
  Copper Creek              144        146,024       8        1984         1014       94.9%         94.1%           --
  Crown Court               416        464,582      27        1987         1117       95.1%         90.2%       $  5,679
  Dos Caminos               264        265,884      16        1983         1007       96.0%         92.0%           --
  The Pointe at
   South Mountain           364        309,548      14        1988          850       94.7%         93.2%       $ 12,900
  San Tropez                316        332,080      13        1989         1051       96.0%         94.9%           --
Salt Lake City, UT
  Quail Cove                420        362,580      17        1987          863       97.2%         96.6%           --
  Settlers Point            288        263,040      16        1986          913       95.6%         96.0%           --
  Springs of
   Country Woods            590        486,648      24        1982          825       95.9%         96.0%           --
San Antonio, TX
  Copperfield               258        197,736      10        1984          766       92.6%         92.0%           --
  Countryside               220        159,214       9        1980          724       94.0%         93.7%           --
  Forest Valley             185        149,493       8        1983          808       93.6%         93.0%           --
  Landera                   184        168,176       9        1983          914       93.3%         93.2%           --
  The Overlook (B)          411        298,133      16        1985          725       91.5%         92.7%           --
  Regatta (C)               200        171,634      10        1983          858       92.7%         96.3%           --
  Trails End                308        202,376      19        1983          657       94.4%         93.7%           --
  Villas of Oak
   Creste (D)               280        208,446      10        1979          744       92.3%         94.8%           --
  Waterford                 133         87,376       5        1983          657       96.4%         95.7%           --
Seattle, WA
  North Creek
   Heights                  114        104,306       9        1990          915       96.4%         98.4%           --
  Panther Ridge             260        221,000      20        1980          850       94.4%         95.5%           --
  Highland Creste           198        192,556      10        1989          973       94.8%         97.8%           --
  Ridgegate                 153        141,594       9        1990          925       96.9%         96.5%           --
  Whitedove Pointe           96        102,834       5        1992         1071       93.3%         97.6%           --
  Cherry Hill               108        101,390       7        1991          939       95.0%         96.3%           --
  Plum Tree Park            196        174,310       8        1991          889       98.3%         97.3%           --
  Firdale Village           386        323,522      23        1986          838       95.1%         95.0%           --
  Martha Lake               155        135,662       8        1991          875       93.6%         96.2%           --
  Country Club
   Village                  151        157,898       7        1991         1046       94.0%         96.6%           --
  2300 Elliott               91         67,403       0.5      1992          741       93.9%         95.5%           --
  Metropolitan Park          82         49,702       0.4      1991          606       95.5%         95.8%
  Seventh & James            96         61,282       0.7      1992          638       92.1%         94.6%           --
  Summit at Lake
   Union                    150        109,352       1.2      1996          729        N/A           N/A    (H)     --
Tacoma, WA
  Merrill Creek             149        138,867      15        1994          932       92.0%         93.5%       $  5,659
  Stoney Creek              231        211,580      16        1990          916       92.1%         95.3%           --
  Windridge                  80         65,111       4        1989          814       96.3%         91.2%           --
  Surprise Lake
   Village                  338        328,032      32        1986          971       93.9%         95.7%           --
  Cambridge                  96         86,473       5        1988          901       93.5%         94.2%           --
  Chestnut Hills            157        143,236       8        1991          912       91.7%         90.5%           --
  The Hamptons              230        202,324      11        1991          880       93.3%         93.8%       $  6,100
  Windemere                  36         30,000       3        1987          833       95.1%         90.9%           --
  Crown Pointe               76         68,060       4        1987          896       93.8%         87.8%           --
  Gold Pointe                84         88,422       5        1990         1053       93.0%         95.8%           --
  The Village at
   Seeley Lake (A)          522        473,370      30        1990          907       90.9%         94.1%           --
  The Westridges(E)         714        686,675      38        1991          962       93.1%         93.5%           --
  The Ridgetop              221        197,250      13        1988          893       95.0%         92.5%           --
Tucson, AZ
  Mission Palms             360        372,918      35        1980         1036       94.4%         95.5%           --
  Skyline Gateway           246        179,422       8        1985          729       95.5%         95.0%           --
Tulsa, OK
  Wellsford Oaks(F)         300        216,368       9        1991          721       92.7%         95.9%           --
  Huntington
   Hollow (G)               288        180,648       9        1981          627       92.4%         95.8%           --
  One Eton Square           448        313,904      17        1985          701       95.8%         95.0%           --
  Silver Springs            200        143,704      12        1984          719       94.6%         97.5%           --
  Woodland Oaks             228        180,273      12        1983          791       94.4%         97.0%           --
                        --------    ----------     ---                    -----      ------        ------       ----------

All Communities          19,004     15,985,273     955                      841       94.6%         94.9%       $   67,976
                        ========    ==========     ===                    =====      ======        ======       ==========



(A)  Includes expansion completed / acquired in 1996.
(B)  Formerly known as Springtree.
(C)  Formerly known as Polo Run.
(D)  Formerly known as Beacon Hill.
(E) During 1995, the Company combined the operations of its Westridge, The Pointe at Westridge and The Village at Westridge Communities.
(F)  Formerly known as Lincoln Oaks.
(G)  Formerly known as The Mill.
(H) Summit at Lake Union was completed in December 1996. Therefore, it's occupancy has been excluded.

Item 7.

A. Financial Statements of Business to be Acquired


                                   REPORT OF
                             INDEPENDENT AUDITORS
                             --------------------


To the Shareholders and Board of Trustees of Wellsford Residential Property Trust and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Wellsford Residential Property Trust and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wellsford Residential Property Trust and subsidiaries at December 31, 1996 and 1995, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

ERNST & YOUNG, LLP


/s/ Ernst & Young LLP
______________________________

New York, New York
February 10, 1997,
except for Note 13, as to which the date is February 28, 1997

                                        WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                                                                          December 31,
                                                                                                         -------------
                                                                                                 1996                      1995
                                                                                            -------------             -------------
ASSETS
   Real estate assets, at cost - Notes 4 and 5
      Land .....................................................................            $ 114,214,888             $ 105,121,296
      Buildings and improvements ...............................................              659,153,965               605,087,385
                                                                                            -------------             -------------
                                                                                              773,368,853               710,208,681
         Less, accumulated depreciation ........................................              (83,965,956)              (58,490,833)

                                                                                            -------------             -------------
                                                                                              689,402,897               651,717,848
      Construction in progress .................................................               22,210,933                26,189,876
                                                                                            -------------             -------------
                                                                                              711,613,830               677,907,724
   Cash and cash equivalents ...................................................               10,811,505                29,444,008
   Restricted cash - Note 3 ....................................................                7,666,598                12,916,328
   Mortgage note receivable - Note 4 ...........................................               17,800,000                      --
   Deferred financing costs ....................................................                5,400,787                 5,928,869
   Prepaid and other assets ....................................................                2,995,854                 3,441,408
                                                                                            -------------             -------------
   Total Assets ................................................................            $ 756,288,574             $ 729,638,337
                                                                                            =============             =============

LIABILITIES AND SHAREHOLDERS' EQUITY
   Liabilities:
      Senior unsecured notes - Note 8 ..........................................            $ 248,495,847             $ 223,306,778
      Mortgage notes payable - Note 5 ..........................................               82,730,831                77,136,941
      Unsecured credit facilities - Note 7 .....................................               18,075,000                      --
      Accrued expenses and other liabilities ...................................               15,617,516                16,403,724
      Dividends payable - Note 10 ..............................................               11,433,547                11,310,053
      Security deposits ........................................................                3,249,607                 3,122,229
                                                                                            -------------             -------------
      Total Liabilities ........................................................              379,602,348               331,279,725
                                                                                            -------------             -------------

   Commitments and contingencies - Notes 4, 5,
      7, 8, 9, 10, 11 and 12 ...................................................                     --                        --

   Shareholders' Equity:
      Shares of beneficial interest,
         100,000,000 shares authorized -
         3,999,800 Series A Convertible
         Preferred Shares, $.01 par value per share,
         liquidation preference $25 per share, issued
         and outstanding at December 31, 1996 and 1995; ........................                   39,998                    39,998
         2,300,000 Series B Preferred Shares, $.01
         par value per share, liquidation preference
         $25 per share, issued and outstanding at
         December 31, 1996 and 1995; ...........................................                   23,000                    23,000
         17,101,812 and 17,026,342 Common Shares, $.01
         par value per share, issued and outstanding at
         December 31, 1996 and 1995, respectively ..............................                  171,018                   170,264
      Paid in capital in excess of par .........................................              461,290,031               459,634,825
      Distributions in excess of net income - Note 10 ..........................              (78,284,695)              (55,284,084)

      Deferred compensation and shareholder loans
         receivable - Note 11 ..................................................               (6,553,126)               (6,225,391)

                                                                                            -------------             -------------

   Total Shareholders' Equity ..................................................              376,686,226               398,358,612
                                                                                            -------------             -------------

   Total Liabilities and Shareholders' Equity ..................................            $ 756,288,574             $ 729,638,337
                                                                                            =============             =============

                                        WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           For the Years Ended December 31,
                                                        --------------------------------------------------------------
                                                             1996                     1995                  1994
                                                        ----------------        -----------------      ---------------
REVENUE
   Rental income                                          $124,407,810             $123,566,442          $ 78,789,579
   Other income                                              5,730,658                5,441,497             3,340,899
   Interest income                                           1,682,935                2,224,263               663,429
                                                        ---------------          ---------------        --------------
      Total Revenue                                        131,821,403              131,232,202            82,793,907
                                                        ---------------          ---------------        --------------

EXPENSES
   Property operating and maintenance                       40,353,994               40,919,501            27,476,613
   Real estate taxes                                         9,881,577                9,595,845             5,869,684
   Depreciation and amortization                            26,564,838               26,912,423            17,535,935
   Property management                                       4,770,188                4,950,773             3,139,266
   Interest                                                 23,599,368               26,972,892            15,297,950
   General and administrative                                3,865,444                4,360,566             3,979,875
                                                        ---------------          ---------------        --------------
      Total Expenses                                       109,035,409              113,712,000            73,299,323

(Loss) on sale of investment communities                       (65,745)                (819,288)
(Loss) on joint venture communities                            (57,859)                (279,594)
                                                        ---------------          ---------------        --------------

Income before extraordinary items                           22,662,390               16,421,320             9,494,584

Extraordinary item - (loss) on early
   extinguishment of debt - Note 5                                                   (5,553,048)
                                                        ---------------          ---------------        --------------

Net income                                                  22,662,390               10,868,272             9,494,584

Preferred dividends                                         12,548,400                8,972,681             7,000,000
                                                        ---------------          ---------------        --------------

Net income available to common shareholders                $10,113,990               $1,895,591            $2,494,584
                                                        ===============          ===============        ==============

Income per common share before
   extraordinary items                                           $0.59                    $0.44                 $0.25
                                                        ===============          ===============        ==============

Net income per common share                                      $0.59                    $0.11                 $0.25
                                                        ===============          ===============        ==============

Weighted average number of common shares
   outstanding                                               17,056,882               16,937,731            10,070,278
                                                        ================         ================        ==============

Cash dividends declared per common share                          $1.94                    $1.92              $1.80
                                                        ================         ================        ==============


                                        WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                      Series A                              Series B
                                                   Preferred Shares                       Preferred Shares
                                              ------------------------------       ------------------------------
                                                Shares             Amount            Shares             Amount
                                              -----------      -------------       -----------      -------------
JANUARY 1, 1994                                4,000,000      $  40,000
Repurchase of common
   shares
Private offering of common
   shares (net of issuance costs)
Issuance of common shares
   in connection with Holly
   Acquisition (net of issuance costs)
Shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)
Deferred compensation and
   shareholder loans receivable
Amortization of deferred
   compensation and shareholder
   loans receivable
Net income
Common dividends declared
Preferred dividends declared
                                             ------------    -----------       -----------      -------------
DECEMBER 31, 1994                              4,000,000         40,000
Public offering of Series B
   preferred shares (net of
   issuance costs)                                                              2,300,000        $   23,000
Shares issued pursuant to
   dividend reinvestment plan
   (net of issuance costs)
Conversion of Series A
   preferred shares into
   common shares                                   (200)            (2)
Net shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)
Deferred compensation and
   shareholder loans receivable
Amortization of deferred
   compensation and shareholder
   loans receivable
Net income
Common dividends declared
Preferred dividends declared
                                             ------------    -----------       -----------      -------------
DECEMBER 31, 1995                              3,999,800         39,998         2,300,000            23,000
Shares issued pursuant to
   dividend reinvestment plan
   (net of issuance costs)
Shares issued pursuant to
   exercised options
Net shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   -Note 11 (net of issuance costs)
Deferred compensation and
   shareholder loans receivable
Amortization and repayment
   of shareholder loans receivable
Net income
Common dividends declared
Preferred dividends declared
                                             ------------    -----------       -----------      -------------
DECEMBER 31, 1996                              3,999,800      $  39,998         2,300,000         $   23,000
                                             ============    ===========       ===========      =============

                                        WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 (Continued)


                                                     Common Shares                        Distributions             Total
                                            -------------------------      Paid-in         in Excess of          Shareholders'
                                                Shares        Amount       Capital         Net Income               Equity
                                            -----------   -----------    -------------    ----------------       -------------
JANUARY 1, 1994                               9,206,712   $    92,067    $246,058,566     $  (6,415,449)         $ 239,775,184
Repurchase of common
   shares                                      (13,819)         (138)       (347,548)                                 (347,686)
Private offering of common
   shares (net of issuance costs)             1,550,000        15,500      30,887,605                               30,903,105
Issuance of common shares
   in connection with Holly
   Acquisition (net of issuance costs)        5,985,168        59,852     119,143,508                              119,203,360
Shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)            181,250         1,812       3,521,625                                3,523,437
Deferred compensation and
   shareholder loans receivable                                           (3,523,437)                               (3,523,437)
Amortization of deferred
   compensation and shareholder
   loans receivable                                                           343,749                                  343,749
Net income                                                                                     9,494,584             9,494,584
Common dividends declared                                                                   (20,717,098)           (20,717,098)
Preferred dividends declared                                                                 (7,000,000)            (7,000,000)
                                            -----------   -----------    -------------    ----------------       -------------

DECEMBER 31, 1994                            16,909,311       169,093     396,084,068       (24,637,963)           371,655,198
Public offering of Series B
   preferred shares (net of
   issuance costs)                                                         55,231,512                               55,254,512
Shares issued pursuant to
   dividend reinvestment plan
   (net of issuance costs)                       81,376           814       1,584,562                                1,585,376
Conversion of Series A
   preferred shares into
   common shares                                    162             2                                                    --
Net shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   - Note 11 (net of issuance costs)             35,493           355         864,370                                  864,725
Deferred compensation and
   shareholder loans receivable                                             (875,000)                                 (875,000)
Amortization of deferred
   compensation and shareholder
   loans receivable                                                           519,922                                  519,922
Net income                                                                                    10,868,272            10,868,272
Common dividends declared                                                                   (32,541,712)           (32,541,712)
Preferred dividends declared                                                                 (8,972,681)            (8,972,681)
                                            ------------  -----------    -------------    ----------------       -------------
DECEMBER 31, 1995                            17,026,342       170,264     453,409,434       (55,284,084)           398,358,612
Shares issued pursuant to
   dividend reinvestment plan
   (net of issuance costs)                       28,026           280          597,342                                  597,622
Shares issued pursuant to
   exercised options                                500             5           9,465                                    9,470
Net shares issued pursuant to
   deferred compensation and
   shareholder loan plans
   -Note 11 (net of issuance costs)              46,944           469        1,235,899                                1,236,368
Deferred compensation and
   shareholder loans receivable                                            (1,250,000)                              (1,250,000)
Amortization and repayment of
    shareholder loans receivable                                                                  734,765              734,765
Net income                                                                                     22,662,390           22,662,390
Common dividends declared                                                                     (33,114,601)         (33,114,601)
Preferred dividends declared                                                                  (12,548,400)         (12,548,400)
                                            -----------   -----------    -------------    ----------------       -------------
DECEMBER 31, 1996                            17,101,812    $ 171,018      $454,736,905       $(78,284,695)       $ 376,686,226
                                            -----------   -----------    -------------    ----------------       -------------

                                        WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    For the Years Ended December 31,
                                                                ----------------------------------------------------------------
                                                                         1996                1995                   1994
                                                                ------------------     ------------------    -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                   $      22,662,390      $     10,868,272      $        9,494,584
   Adjustments to reconcile net income to net
     cash provided by operating activities:
         Depreciation and amortization                                 27,479,653            29,966,707              20,437,548
         Loss on sale of investment communities                            65,745               819,288                      --
         Loss on early extinguishment of debt                                  --             5,553,048                      --
         Decrease (increase) in assets
            Escrow cash                                                   123,686             1,461,324                (381,590)
            Debt service and construction reserve                       5,126,044           (10,580,819)               (258,635)
            Rent receivables                                             (410,169)              358,678                (672,671)
            Prepaid and other assets                                      817,683              (787,832)             (1,244,275)
         (Decrease) increase in liabilities
            Accounts payable                                           (2,046,244)            1,824,210                 770,939
            Accrued expenses and other liabilities                      1,260,036             2,252,959               5,787,321
            Security deposits                                             127,378                30,173               1,811,208
                                                                ------------------ ---------------------    --------------------
         Net cash provided by operating activities                     55,206,202            41,766,008              35,744,429
                                                                ------------------ ---------------------    --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investments in real estate assets                                  (49,392,852)          (28,166,487)            (87,044,798)
   Investment in note receivable                                      (17,800,000)                   --
   Proceeds from sale of real estate assets                             1,567,351            35,511,101                      --
                                                                ------------------ ---------------------    --------------------
         Net cash provided by (used in) investing activities          (65,625,501)             7,344,614            (87,044,798)
                                                                ------------------ ---------------------    --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of deferred financing costs                                   (730,635)            (4,637,168)             (4,014,601)
   Proceeds from sale of rate protection agreements                            --              3,055,500                      --
   Proceeds from mortgage notes payable                                        --             15,549,971              21,581,450
   Proceeds from senior unsecured notes                                25,000,000            223,205,050                      --
   Proceeds (payment) from credit facilities                           18,075,000           (140,000,000)            140,000,000
   Principal payments on mortgage notes                                (5,625,154)          (146,090,053)           (132,808,320)
   Prepayment premium on mortgage notes                                        --             (1,178,966)                     --
   Distributions to shareholders                                      (45,539,507)           (39,563,528)            (23,197,125)
   Proceeds from dividend reinvestment plan                               597,622              1,585,376                      --
   Proceeds from exercise of options                                        9,470                     --                      --
   Proceeds from offerings of common shares                                    --                     --               30,903,105
   Proceeds from offerings of preferred shares                                 --             55,254,512                       --
   Repurchase of common shares                                                 --                     --                 (347,686)
                                                                ------------------ ----------------------     --------------------
         Net cash provided by (used in) financing activities           (8,213,204)           (32,819,306)              32,116,823
                                                                ------------------ ----------------------     --------------------
Net increase (decrease) in cash and cash
   equivalents                                                        (18,632,503)            16,291,316             (19,183,546)
Cash and cash equivalents, beginning of year                           29,444,008             13,152,692              32,336,238
                                                                ------------------ ---------------------     --------------------
Cash and cash equivalents, end of year                          $      10,811,505      $      29,444,008       $      13,152,692
                                                                ================== =====================     ====================

SUPPLEMENTAL INFORMATION:
   Cash paid during the year for interest                       $      24,354,749      $      19,627,141        $      12,061,431
   Fourth quarter dividends declared                            $      11,433,547      $      11,310,053        $       9,359,190

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES:
   Purchase money and other mortgage notes
      assumed, and common shares issued, in
      connection with the acquisition of certain
      multifamily communities and other assets:
   Cost of assets acquired                                      $      17,512,162      $             --          $     434,779,640
   Value of common shares issued                                               --                    --               (119,203,360)
   Cash paid                                                           (6,312,162)                   --                (66,594,551)
                                                                ------------------     -----------------        -------------------
   Purchase money and other mortgage notes                      $      11,200,000      $             --          $     248,981,729
                                                                ==================     ==================       ===================



             WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
                                   NOTES TO
                       CONSOLIDATED FINANCIAL STATEMENTS


(1)   Organization and Business

      Wellsford Residential Property Trust was organized on July 21, 1992 as a Maryland real estate investment trust ("REIT"). Wellsford Residential Property Trust and its subsidiaries (the "Company") is a fully integrated and self-administered equity REIT engaged in the acquisition, development and operation of multifamily communities located in the Southwest and Pacific Northwest regions of the United States. At December 31, 1996, the Company owned 72 multifamily communities containing 19,004 apartment units (the "Communities").

      In December 1994, the Company consummated a merger (the "Holly Acquisition") with Holly Residential Properties, Inc. ("Holly"), a public REIT which owned and operated 34 multifamily communities containing 5,223 apartment units located in the Puget Sound region of the State of Washington (the "Holly Communities"). The merger was financed through the issuance of approximately six million common shares and the assumption of approximately $129.7 million of mortgage notes.

(2)   Summary of Significant Accounting Policies

      Principles of Consolidation and Financial Statement Presentation. The accompanying consolidated financial statements include the accounts of Wellsford Residential Property Trust and its wholly-owned subsidiaries. Investments in partnerships where the Company does not have a controlling interest are accounted for under the equity method. All significant inter-company accounts and transactions among Wellsford Residential Property Trust and its subsidiaries have been eliminated in consolidation.

      The Holly Acquisition has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16.

      Income Recognition. Residential communities are leased under operating leases with terms generally one year or less. Rental revenue is recognized monthly as it is earned.

      Cash and Cash Equivalents. The Company considers all demand and money market accounts and short term investments in government funds with an original maturity of three months or less to be cash and cash equivalents.

      Real Estate and Depreciation. Costs directly related to the acquisition and improvement of real estate are capitalized, including all improvements identified during the underwriting of a community acquisition. Only those expenditures which generally do not recur annually and/or that will increase the revenue potential of a property or substantially extend its useful life are capitalized.

      Ordinary repairs and maintenance are expensed as incurred. Expenditures for painting, and replacement of items such as carpets, appliances and blinds are generally expensed; major replacements and betterments are capitalized and depreciated over their estimated useful lives.

      Depreciation is computed over the expected useful lives of depreciable property on a straight line basis, principally 25 years for buildings and improvements and 5 to 12 years for furnishings and equipment. Depreciation expense was $25.6 million in 1996.

      In 1995, the Company adopted Statement of Financial Accounting Standard ("SFAS") 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 has not had an impact on the Company's consolidated financial statements.

      Mortgage Note Receivable Impairment. The Company considers a note impaired if, based on current information and events, it is probable that all amounts due under the note agreement are not collectable. Impairment is measured based upon the fair value of the underlying collateral. No impairment has been recorded through December 31, 1996.

      Financing Costs. The Company has incurred costs relating to certain financings, refinancings and credit facilities (Notes 5, 6, 7 and 8). Financing and refinancing costs are capitalized and amortized over the term of the related loan under the interest method. Credit facility fees are capitalized and amortized over the term of the commitment on a straight-line basis.

      Interest Rate Protection Agreements. In November 1992, the Company acquired a four-year interest rate protection agreement for $1.9 million with a notional amount of $56.5 million. In connection with the Holly Acquisition, the Company acquired an interest rate protection agreement
      valued at $9.1 million.   The costs of these interest rate protection
      agreements were amortized over the life of the agreements into interest expense using an effective yield method.

      Share Based Compensation. SFAS 123 "Accounting for Stock-Based Compensation" establishes a fair value based method of accounting for share based compensation plans, including share options. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995. However, registrants may elect to continue accounting for share option plans under Accounting Principles Board ("APB") 25, but are required to provide proforma net income and earnings per share information "as if" the new fair value approach had been adopted (see Note 11). Because the Company has elected to continue to account for its share based compensation plans under APB 25, there has been no impact on the Company's consolidated financial statements resulting from SFAS 123.

      Income Taxes. The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Company generally will not be subject to federal income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its shareholders and satisfies certain other requirements. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements.

      In connection with the Company's initial public offering, the tax basis of the real estate assets has been recorded based upon the value of the consideration paid by the Company.

      In connection with the Holly Acquisition, the tax basis of the real assets has been recorded based on Holly's tax basis. Accordingly, the tax basis of the real estate assets exceeds the book basis by approximately $60.5 million.

      Per Share Data. Earnings per common share are computed based upon the weighted average number of common shares outstanding during the period and after giving effect for the payment of dividends on the Company's preferred shares.

      Primary earnings per common share are based upon the weighted average number of such shares and the assumed equivalent shares outstanding during the period. The assumed exercise of outstanding share options, using the treasury stock method, is not materially dilutive and such amounts are not presented.

      Fully diluted earnings per common share are based upon the increased number of common shares that would be outstanding assuming the exercise of common share options and the conversion of the convertible preferred shares. Since fully diluted earnings per share amounts are anti-dilutive, such amounts are not presented.

      Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)   Restricted Cash

      Restricted cash primarily consists of escrow deposits for real estate taxes and security deposits, and debt service and construction reserve balances. At December 31, 1996 and 1995, escrow deposits amounted to $1,131,401 and $1,255,087, respectively, and reserve balances amounted to $6,535,197 and $11,661,241, respectively.

(4)   Multifamily Communities and Mortgage Note Receivable

      At December 31, 1993, the Company owned 32 communities containing a total of 9,125 apartment units.

      In 1994, the Company acquired two multifamily communities in Phoenix, Arizona and a multifamily community in Tucson, Arizona, containing 1,092 apartment units for an aggregate purchase price of approximately $67.3 million. The Company also acquired a portfolio of eight multifamily communities in Tulsa, Oklahoma and six multifamily communities in Oklahoma City, Oklahoma, containing 5,101 apartment units for an aggregate purchase price of approximately $133 million.

      In 1994, the Company also acquired the Holly Communities for approximately $254.9 million.

      In 1995, the Company combined the operations of two of its Tacoma, Washington communities into one community known as Ridgetop, consisting of 221 apartment units.

      In 1995, the Company sold four of its Oklahoma communities containing a total of 1,980 apartment units for an aggregate of $36.7 million.
      The Company also sold three of its Washington communities containing a total of 265 apartment units for an aggregate of approximately $10.1 million. The Company held a 50% interest in two of these communities.

      In December 1996, the Company sold two of its Communities located in Washington, containing a total of 120 units, and received net proceeds of $1.6 million after paying $0.8 million of related incentive compensation to certain officers of the Company. The Company held a 50% interest in one of the sold communities.

      In July 1996, the Company originated a $17.8 million mortgage on a 344 unit, newly constructed community in Tucson, Arizona known as Sonterra at Williams Centre (the "Sonterra Mortgage"). The Sonterra Mortgage is due in July 1999 and bears interest at 9% per annum. The Company has the exclusive option to purchase the community for approximately $20.5 million through December 1997 and approximately $21 million during 1998. The fair market value of the company's note receivable, estimated by using a discounted cash flow analysis, approximates the carrying amount.

      In April 1996, the Company, through a wholly-owned subsidiary, acquired Marks West, a multifamily community containing 280 units located in Denver, Colorado, for approximately $18 million. The community's operations have been combined with those of The Marks, an existing community located contiguous to Marks West.

      In October 1996, the Company completed two development projects. The Village at Bear Creek II, a Denver, Colorado apartment community contiguous to the Company's existing Bear Creek community, contains 216 units and was developed at a cost of $18.8 million, including satisfaction of the developer's fixed price contract. The operations of the two Bear Creek communities have been combined. Seeley Lake III, a Tacoma, Washington apartment community developed as an expansion to the Company's Village at Seeley Lake community, contains 182 units and was developed at a cost of $9.5 million.

      In December 1996, the Company completed its Summit at Lake Union development project located in Seattle, Washington and containing 150 units at a cost of approximately $16.5 million.

      The Company currently has two multifamily projects under development totaling 760 apartment units (collectively, the "Development Communities"). The Company expects to fund the construction of its Development Communities from its working capital and with proceeds from the Bank of Boston Credit Facility (Note 7) and a $14.8 million tax exempt mortgage (Note 5). The Development Communities are being developed pursuant to fixed-price contracts and are estimated to cost approximately $76.1 million in total, including certain development and incentive fees payable to the developer. The Company is committed to purchase 100% of these projects upon completion and the achievement of certain occupancy levels. During the year ended December 31, 1996, the Company capitalized $2.3 million of interest to the Development Communities and to certain development projects which were completed during the year, as described above.

(5)   Mortgage Notes Payable

     Mortgage notes payable at December 31, 1996 and 1995 aggregated $82.7 million and $77.1 million, respectively, and were collateralized by six and eight multifamily communities, respectively (plus one development project). At December 31, 1996 and 1995, mortgage notes payable net of discounts consist of the following:

                                           Stated               Balance
     Community            Maturity        Interest      -----------------------
     Securing Debt          Date            Rate         12/31/96      12/31/95
     -------------        ---------       ---------     ----------    ---------
                                                          (000s)        (000s)

The Pointe @ South Mt.    03/2000         8.00%    (A)   $12,900        $12,900
Parkwood East             Repaid 01/1996  9.625%              --          4,928
Crown Court               11/1997         9.05%            5,679          5,767
The Hamptons              11/2001         8.48%            6,100          6,100
Merrill Creek             11/1998         8.00%            5,659          5,738
Palomino Park (B)         12/2035         Variable (C)    14,755         14,755
Ironwood @ the Ranch (B)  12/2019         Average 7.34%    6,070          6,150
The Marks East (B)        12/2018         6.00%           10,125         10,337
Warwick Station (B)       12/2018         6.00%           10,243         10,462
Marks West tax exempt
 bonds                    12/2026         6.65%           11,200             --
                                                         -------        -------
                                                         $82,731        $77,137
                                                         =======        =======

(A)  7.5% before May 1, 1996.
(B)  Mortgage secures tax exempt bonds.
(C) Rate approximates the Standard & Poor's / J.J. Kenney index for short-term high grade tax-exempt bonds (currently 3.65%).

     During 1995 the Company recognized an extraordinary loss of $5.6 million from the early extinguishment of debt. The loss was primarily attributable to a 1% prepayment penalty incurred for the retirement of certain debt assumed in the Holly Acquisition and a non-cash charge for the sale of the related interest rate protection agreement.

     The tax-exempt bonds which are secured by the Palomino Park mortgage are backed by a letter of credit from a AAA rated financial institution. The Company has guaranteed the reimbursement of the financial institution in the event that the letter of credit is drawn upon.

     The fair market value of the fixed rate mortgage notes, estimated by discounting cash flows and adjusting the results for subjective factors including loan to value ratios, approximates the carrying amount of the mortgage notes. The fair market value of the variable rate mortgage notes is considered to be the carrying amount.

(6)  Convertible Note Payable

     In connection with its initial public offering, the Company issued a $56.5 million convertible note (the "Convertible Note") in modification of approximately $56.5 million of non-recourse participating mortgage notes secured by liens on nine of the Communities. The holder of the Convertible Note was General Electric Capital Corporation ("GECC"). Interest on the Convertible Note was payable quarterly at an adjustable rate equal to LIBOR plus 1.75% until the second anniversary of its issuance and thereafter at a rate equal to LIBOR plus 3.75%.

(7)  Credit Facilities

     In June 1995, the Company modified its $150 million revolving credit facility from The First National Bank of Boston (the "Bank of Boston Credit Facility") to reduce the interest rate on advances under the facility to LIBOR + 1.50% and eliminate the need for communities to serve as collateral for such borrowings. Proceeds from the Bank of Boston Credit Facility may be used to provide short-term financing for acquisitions, development, capital expenditures, repayment of indebtedness and related expenditures. All outstanding borrowings under the Bank of Boston Credit Facility will be due and payable on June 30, 1998 with a provision for annual one year extensions subject to bank approval. The Company is obligated to pay a fee equal to one-quarter of one percent (.25%) per annum on the average daily amount of the unused portion of the commitment during the revolving loan period. Borrowings under the facility will bear interest at either (i) The First National Bank of Boston's base rate (which is substantially similar to the prime rate) or
     (ii) 1.50% per annum above the Eurodollar Rate (which is substantially similar to LIBOR), at the Company's option. The average interest rate on the Bank of Boston Credit Facility during 1996 and 1995 was 6.9% and 7.9%, respectively.

     The Bank of Boston Credit Facility is a recourse obligation of the Company. The Bank of Boston Credit Facility contains various customary loan covenants, and requires the Company to maintain its status as a REIT, to maintain a ratio of total consolidated liabilities to total consolidated assets of not more than 0.55 to 1, to maintain a ratio of total consolidated secured debt to gross consolidated real estate assets of not more than 0.4 to 1, to maintain a ratio of total consolidated unencumbered operating real estate assets to total consolidated unsecured debt of not less than 1.8 to 1, and to maintain an overall debt service coverage ratio of at least 2 to 1. The facility also limits the number of development projects the Company may undertake. The Bank of Boston Credit Facility is cross-defaulted with respect to certain other borrowings of
     the Company.   As of December 31, 1996 $18.1 million was outstanding on
     the Bank of Boston Credit Facility, leaving $131.9 million undrawn.

     In 1994, the Company terminated its $45 million credit facility with GECC (the "GECC Credit Facility"). In connection with any advance under the GECC Credit Facility, the Company was obligated to pay an advance fee equal to 1% of the amount of such borrowing. Borrowings under the facility bore interest at an adjustable rate equal to LIBOR plus 2.50%, payable monthly.

     In connection with the Holly Acquisition, the Company assumed two unsecured credit facilities from Key Bank of Washington which bore interest at Key Bank's prime rate plus one percent (1%). Both of these facilities were repaid and terminated in February 1995.

     The fair market value of the credit facilities is considered to be the carrying amount.

(8)  Senior Unsecured Notes

     In January 1995, the Company sold $100 million of 9.375% investment grade senior unsecured notes due February 1, 2002 (the "2002 Notes"). The 2002 Notes were priced at 99.396% to yield 9.495% and have an effective interest cost to the Company of 9.65% after giving effect to an interest rate protection agreement. The 2002 Notes, which are rated Baa3 by Moody's and BBB by Standard & Poor's and Duff & Phelps, are redeemable at any time after February 1, 2000, at the option of the Company, subject to certain make whole provisions as defined in the 2002 Notes. The net proceeds from the sale of the 2002 Notes were used to prepay the remaining balance of a mortgage on five Oklahoma communities and to repay a portion of the Bank of Boston Credit Facility.

     In August 1995, the Company sold $125 million of investment grade senior unsecured notes, which are rated Baa3 by Moody's and BBB by Standard & Poor's and Duff & Phelps. $55 million of these notes (the "2000 Notes") bear interest at 7.25%, are due on August 15, 2000, and were priced at 99.381% to yield 7.40%. $70 million of these notes (the "2005 Notes") bear interest at 7.75%, are due on August 15, 2005, and were priced at 98.785% to yield 7.93%. The 2005 Notes are redeemable at any time after August 24, 2002, at the option of the Company, subject to certain make whole provisions as defined in the 2005 Notes. The net proceeds from the sale of the 2000 Notes and the 2005 Notes were used to repay the outstanding balances of the Bank of Boston Credit Facility and certain debt assumed in the Holly Acquisition.

     In November 1996, the Company sold $25 million of investment grade senior unsecured notes (the "1999 Notes"), which are rated Baa3 by Moody's and BBB by Standard & Poor's and Duff & Phelps. The 1999 Notes bear interest at LIBOR plus 0.32%, are due in November 1999 and are redeemable beginning in November 1997. The net proceeds from the sale of the 1999 Notes were used to repay amounts outstanding under the Bank of Boston Credit Facility.

     The 1999 Notes, 2000 Notes, 2002 Notes, and 2005 Notes contain various customary loan covenants, and also require the Company to maintain its status as a REIT, to maintain a ratio of total consolidated debt to total consolidated assets of not more than 0.6 to 1, to maintain a ratio of total consolidated secured debt to total consolidated assets of not more than 0.4 to 1, to maintain a ratio of total consolidated unencumbered assets to total consolidated unsecured debt of not less than 1.5 to 1, and to maintain an overall debt service coverage ratio of not less than 1.5 to 1.

     The fair market value of the senior unsecured notes, determined by reference to various market data, aggregates approximately $260.8 million at December 31, 1996.

     The Company's long-term debt obligations, including the mortgage notes payable (Note 5), the credit facilities (Note 7), and the senior unsecured notes, as of December 31, 1996, require aggregate principal (or principal sinking fund, as applicable) payments (before giving effect to applicable discounts) as follows:

                        Year               Amount
                    ------------         -----------

                    1997              $   6.3 million
                    1998                 24.2 million
                    1999                 25.6 million
                    2000                 68.6 million
                    2001                  6.8 million
                    Thereafter        $ 219.7 million


(9)  Transactions With Affiliates

     In connection with the Holly Acquisition, the Company entered into a two-year consulting agreement with David M. Kelley, the brother of the Company's Vice Chairman, Daniel M. Kelley. Under the agreement, David Kelley consulted with and advised the Company with respect to the construction of certain development projects in the Puget Sound region of the State of Washington and received an annual consulting fee of $170,000. In addition, pursuant to the merger agreement with Holly, David Kelley was granted options to purchase 100,000 common shares at an exercise price of $21 per share.

     In connection with the construction by the Company of one of its development projects, a construction management contract was entered into with DRK Development, Inc. ("DRK"), the stock of which is owned solely by
     D. Reed Kelley, the nephew of Daniel M. Kelley. During 1996 and 1995, DRK was paid $89,600 and $132,000, respectively, under this contract.

(10) Shareholders' Equity

     The Company has 3,999,800 shares of Series A Cumulative Convertible Preferred Shares ("Series A Preferred Shares") outstanding. The rating on the Series A Preferred Shares was upgraded to an investment grade level of BBB- by both Standard & Poor's and Duff & Phelps in August 1995. The holders of the Series A Preferred Shares are entitled to an annual cash distribution of $1.75 per share, payable quarterly, and a liquidation preference of $25 per share plus accrued and unpaid distributions. The Series A Preferred Shares are convertible at any time at the option of the holder at a conversion rate of approximately .8122 common shares for each Series A Preferred Share. The Series A Preferred Shares are not redeemable prior to November 1, 1998. On or after November 1, 1998, the Series A Preferred Shares can be redeemed, in whole or in part, at the option of the Company, at an initial conversion rate of $25.875 per share and thereafter at prices declining to $25 per share on and after November 1, 2003.

     In August 1994, the Company completed a private offering to domestic and foreign institutional investors of 1,550,000 common shares of beneficial interest at $21 per share. The net proceeds from this offering were approximately $31 million and were used for the repayment of certain adjustable rate debt. These shares were registered for trading in January, 1995.

     In connection with the Holly Acquisition, the Company issued 5,985,168 common shares of beneficial interest at $20 per share in exchange for all of the outstanding common shares of Holly.

     In April 1995, the Company implemented a dividend reinvestment and share purchase plan (the "DRIP"). One million common shares have been allocated for the DRIP. This plan allows shareholders to acquire additional shares by automatically reinvesting dividends and making optional cash payments. During 1996 and 1995, the Company issued 28,026 and 81,376 new common shares, respectively, to shareholders who elected to participate in this plan at an average price of $21.62 and $20.74 per share, respectively.

     In August 1995, the Company issued 2,300,000 Series B Cumulative Redeemable Preferred Shares ("Series B Preferred Shares") at $25 per share. The Series B Preferred Shares carry an investment grade rating of BBB- from both Standard & Poor's and Duff & Phelps and are rated Ba1 by Moody's. The holders of the Series B Preferred Shares are entitled to an annual cash distribution of $2.4125 per share, payable quarterly, and a liquidation preference of $25 per share plus accrued and unpaid distributions. The Series B Preferred Shares are not redeemable prior to August 24, 2000. On or after August 24, 2000, the Series B Preferred Shares can be redeemed, in whole or in part, at the option of the Company, at a redemption price of $25 per share. The Series B Preferred Shares rank pari passu with the Company's Series A Preferred Shares.

     In 1996, the Company made quarterly distributions of $.485 per share ($1.94 annually) to the holders of its common shares.

     As described in Note 2, the Company has elected to be treated, for federal income tax purposes, as a REIT. As such, the Company is required to distribute annually, in the form of dividends to its shareholders, at least 95% of its taxable income. In reporting periods where taxable income exceeds net income, shareholders' equity will be reduced by the distributions in excess of net income in such period; and will be increased by the excess of net income over distributions in reporting periods where net income exceeds taxable income. For tax reporting purposes, a portion of the dividends declared during the years ended December 31, 1996, 1995 and 1994 represents a return of capital.


     For federal income tax purposes, the following summarizes the taxability of dividends paid in 1996:

                          Common Shares               Preferred Shares
                    --------------------------   --------------------------
                       Dividend     Percentage      Dividend     Percentage
                    --------------- ----------   --------------  ----------
Ordinary Income     $19.15 million     57.83%    $12.55 million    100.00%
Return of Capital    13.96 million     42.17%        --              --
                    --------------  ---------    --------------  ---------
                    $33.11 million    100.00%    $12.55 million    100.00%
                    ==============  =========    ==============  =========

(11) Share Option Plan, Loans to Shareholders and Deferred Compensation

     The Company has adopted certain incentive plans for the purpose of attracting and retaining the Company's trustees, officers and employees. The Company has established Share Option Plans (the "Option Plans") which reserved 1,332,900 common shares for issuance under the Option Plans. Options granted under the Option Plans expire ten years from the date of grant and contain certain share appreciation rights and the right to receive reload options under certain conditions. At December 31, 1996, 634,540 of the Company's outstanding options are exercisable. Options outstanding for the periods ended December 31, 1996 and 1995 are as follows:

     December 31, 1995 (issued between $18.94 and $29.38 per share)   1,043,025
     Issued in 1996 (at $21.69 per share)                                23,750
     Exercised in 1996 (at $18.94 per share)                              (500)
     Forfeited in 1996                                                 (61,950)
     Expired in 1996                                                        --
                                                                      ---------
     December 31, 1996 (weighted average exercise price of $21.94)    1,004,325
                                                                      =========

     Pursuant to SFAS 123, described in Note 2, the pro forma 1996 and 1995 net income available to common shareholders as if the fair value approach to accounting for share-based compensation had been applied would be $10.1 million and $1.7 million, respectively, or $0.59 and $0.10 per common share, respectively. The 1996 proforma amounts just described do not differ materially from the actual amounts reported. The fair values of the options used in calculating these amounts were calculated using the Black-Scholes option pricing model and the following assumptions: (i) a risk-free interest rate of 6.29% and 5.59% in 1996 and 1995, respectively,
     (ii) an expected life of 10 years, (iii) an expected volatility of 12% and 16% in 1996 and 1995, respectively, and (iv) expected dividends of $1.94 per common share per year. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected share price volatility. Because the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

     In December 1993, five shareholders who are officers of the Company purchased 52,131 of the Company's common shares at the average market price of $26.375 per share. In December 1994, seven shareholders who are officers of the Company purchased 181,250 of the Company's common shares
     at the average market price of approximately $19.44 per share.   In
     December 1995, four shareholders who are officers of the Company purchased 38,462 of the Company's common shares at the average market price of approximately $22.75 per share. In September 1996, three shareholders who are officers of the Company purchased 54,052 of the Company's common shares at the average market price of approximately $23.125 per share.
     The Company financed these purchases with loans that are secured by the shares, bear no interest and mature in ten years. One twentieth of each loan will be forgiven each year for ten years so long as the officer is still employed by the Company. Approximately $254,687 of these loans were forgiven during 1996, which is included in general and administrative expense.

     In December 1995, one of these officers retired from the Company effective February 1996. At such time, the shares securing the $59,375 balance of his loans were returned to the Company. In September 1996, one of these officers resigned from the Company. At such time, the shares securing the $112,500 balance of his loans were returned to the Company. The remaining $480,079 balance of his loans was repaid to the Company in January 1997.

     In December 1993, the Company granted 52,131 restricted common shares to its officers. The grants were to vest, and become unrestricted, ratably over a five year period on each anniversary of the share grant assuming that each recipient is employed by the Company on such anniversary, and assuming that the Company has achieved certain annual performance requirements based upon growth in its Funds from Operations. None of these shares vested and became unrestricted during 1996. The remaining unvested shares will vest and become unrestricted ratably over the next two years on each anniversary of the share grant, assuming that the aforementioned conditions are met. This results in a maximum annual vesting of $375,000.

     In September 1996, one of these officers resigned from the Company. At such time, his 2,843 unvested shares were returned to the Company.

(12) Commitments and Contingencies

     Two of the communities transferred to the Company, Countryside and The Overlook (the "San Antonio Communities"), were transferred subject to existing contract rights between the Company and affiliates of Laramie Associates (collectively, "Laramie") which are unaffiliated with the Company. Pursuant to these contracts, Laramie has certain rights relating to a subsequent sale of each of the San Antonio Communities, including a right of first refusal to match a bona fide third party offer. In addition, Laramie could receive 1% of annual net cash flow from operations of the San Antonio Communities and 15% to 20% of net proceeds from sales of such San Antonio Communities based upon the achievement of certain levels of cash flow from operations, none of which were achieved during 1996, subordinated to significant priorities in favor of the Company.

     The Company has entered into employment agreements with each of its officers. Such agreements are for terms which expire between December 1997 and December 1998, and provide for aggregate annual base salaries of $1.1 million and $0.9 million in 1997 and 1998, respectively.

     As a commercial real estate owner, the Company is subject to potential environmental costs. At this point in time, management of the Company is not aware of any environmental concerns that would have a material adverse effect on the Company's financial position or future results of operations.

     In 1994 the Company adopted a defined contribution savings plan pursuant to Section 401 of the Internal Revenue Code. Under such a plan there are no prior service costs. All employees are eligible to participate in the plan after one year of service. Employer contributions are made based on a discretionary amount determined by the Company's management. Employer contributions, if any, are based upon the amount contributed by an employee. During 1996, 1995 and 1994 the Company made contributions of approximately $42,000, $29,000 and $5,400, respectively.

(13) Recent Developments

     The Company has entered into an Agreement and Plan of Merger, dated as of January 16, 1997 (the "Agreement"), with Equity Residential Properties Trust ("EQR"). The Agreement provides for the exchange of all of the outstanding common shares of the Company for common shares of the surviving trust, at an exchange ratio of 0.625 common shares of the surviving trust for each common share of the Company (the "Merger").

     The Company has entered into contracts on five commercial office properties (the "Commercial Properties") for $47.6 million in aggregate, and has closed on four of the properties subsequent to December 31, 1996. The aggregate purchase price for the Commercial Properties includes approximately $2.25 million in value of common shares of Wellsford Real Properties, Inc. ("WRP Newco") to be issued to an entity in consideration for the assignment of the purchase contracts entered into by such entity. Upon liquidation of such entity, each of the Chairman of the Board and President of the Company, Messrs. Lynford and Lowenthal, will receive approximately 16.4% of such shares, and the wife of Mark Germain, a trustee of the Company, will receive approximately 13.8% of such shares. Each are owners of such entities.

     Immediately prior to the Merger, and subject to the satisfaction or waiver of all conditions thereto, the Company will contribute certain of its assets, including the Commercial Properties, and certain of its liabilities to its subsidiary (formed in 1997), WRP Newco, and distribute to its common shareholders, on a pro rata basis, all of the shares it owns in WRP Newco.

     The Merger is subject to the approval of the common shareholders of both EQR and the Company and other conditions.

(14) Unaudited Summarized Consolidated Quarterly Information

     Summarized consolidated quarterly financial information for the years ended December 31, 1996 and 1995 is as follows:

                                       Three Months Ended (Unaudited)
                           ----------------------------------------------------
                           December 31   September 30   June 30      March 31
                           -----------   ------------  -----------  -----------
    1996
_____________

Revenue                    $34,669,041   $32,752,665  $32,360,211  $32,039,486
Expenses                    28,909,883    27,020,853   26,797,059   26,365,473
Gain (loss) on sale
  of communities               (65,745)           --           --           --
                           -----------   -----------  -----------  -----------
Net income (loss)            5,693,413     5,731,812    5,563,152    5,674,013
Preferred dividends          3,137,100     3,137,100    3,137,100    3,137,100
                           -----------   -----------  -----------  -----------
Net income (loss)
  available for common
  shareholders             $ 2,556,313   $ 2,594,712  $ 2,426,052  $ 2,536,913
                           ===========   ===========  ===========  ===========
Net income (loss)
  per common share         $      0.15   $      0.15   $     0.14   $     0.15
                           ===========   ===========  ===========  ===========
Weighted average
  number of common
  shares outstanding        17,104,096    17,053,683   17,038,158   17,031,108
                           ===========   ===========  ===========  ===========

                                       Three Months Ended (Unaudited)
                           ----------------------------------------------------
                           December 31   September 30   June 30      March 31
                           -----------   ------------  -----------  -----------
    1995
_____________
Revenue                    $33,169,285   $32,666,357  $32,654,707  $32,741,853
Expenses                    27,684,240    28,927,920   28,636,040   28,743,394
Gain (loss) on sale
  of communities            (1,335,057)    (162,849)      678,618           --
(Loss) on early
  extinguishment of debt     (423,684)   (5,129,364)           --           --
                           -----------  ------------  -----------  -----------
Net income (loss)            3,726,304   (1,553,776)    4,697,285    3,998,459
Preferred dividends          3,137,101     2,335,580    1,750,000    1,750,000
Net income (loss)
  available for common
  shareholders             $   589,203  $(3,889,356)  $ 2,947,285  $ 2,248,459
                           ===========   ===========  ===========  ===========
Net income (loss)
  per common share         $      0.03  $     (0.23)  $      0.18  $      0.13
                           ===========   ===========  ===========  ===========
Weighted average
  number of common
  shares outstanding        16,987,603    16,944,495   16,909,403   16,909,311
                           ===========   ===========  ===========  ===========

             Wellsford Residential Property Trust and Subsidiaries
                          Consolidated Balance Sheets
                                                                                                  March 31,            December 31,
                                                                                                    1997                  1996
                                                                                              --------------         ---------------
                                                                                                (Unaudited)
ASSETS
Real estate assets, at cost:
   Land ..............................................................................         $ 114,275,557          $ 114,214,888
   Buildings and improvements ........................................................           660,081,262            659,153,965
                                                                                               -------------          -------------
                                                                                                 774,356,819            773,368,853
      Less, accumulated depreciation .................................................           (90,733,339)           (83,965,956)
                                                                                               -------------          -------------
                                                                                                 683,623,480            689,402,897
   Construction in progress ..........................................................            48,781,059             22,210,933
                                                                                               -------------          -------------
                                                                                                 732,404,539            711,613,830
Cash and cash equivalents ............................................................            29,371,713             10,811,505
Restricted cash ......................................................................             5,774,702              7,666,598
Mortgage note receivable .............................................................            17,800,000             17,800,000
Deferred financing costs .............................................................             5,168,974              5,400,787
Prepaid and other assets .............................................................             6,941,017              2,995,854
                                                                                               -------------          -------------

Total Assets .........................................................................         $ 797,460,945          $ 756,288,574
                                                                                               =============          =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Senior unsecured notes ............................................................         $ 248,545,888          $ 248,495,847
   Mortgage notes payable ............................................................            82,673,731             82,730,831
   Unsecured credit facilities .......................................................            63,575,000             18,075,000
   Accrued expenses and other liabilities ............................................            13,085,625             15,617,516
   Dividends payable .................................................................            11,495,180             11,433,547
   Security deposits .................................................................             3,234,835              3,249,607
                                                                                               -------------          -------------

Total Liabilities ....................................................................           422,610,259            379,602,348
                                                                                               -------------          -------------

Commitments and contingencies ........................................................                  --                     --

Shareholders' Equity:
   Shares of beneficial interest, 100,000,000 shares authorized -
      3,999,800 Series A Convertible Preferred Shares, $.01 par value per share, liquidation preference $25 per share, issued and
      outstanding; ...................................................................                39,998                 39,998
      2,300,000 Series B Preferred Shares,
      $.01 par value per share, liquidation preference $25 per share,
      issued and outstanding; ........................................................                23,000                 23,000
      17,233,152 and 17,101,812 Common Shares,
      $.01 par value  per share, issued and outstanding at
      March 31, 1997 and December 31, 1996, respectively .............................               172,332                171,018
   Paid in capital in excess of par value ............................................           464,955,263            461,290,031
   Distributions in excess of net income .............................................           (83,786,781)           (78,284,695)
   Deferred compensation and shareholder loans receivable ............................            (6,553,126)            (6,553,126)
                                                                                               -------------          -------------

Total Shareholders' Equity ...........................................................           374,850,686            376,686,226
                                                                                               -------------          -------------

Total Liabilities and Shareholders' Equity ...........................................         $ 797,460,945          $ 756,288,574
                                                                                               =============          =============

             Wellsford Residential Property Trust and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)

                                       Three Months Ended March 31,
                                       ----------------------------
                                            1997          1996
                                       -------------  -------------
REVENUE
   Rental income ....................   $ 32,608,636   $ 30,408,668
   Other income .....................      1,498,821      1,370,674
   Interest income ..................        544,299        260,144
                                        ------------    -----------
      Total Revenue .................     34,651,756     32,039,486
                                        ------------    -----------

EXPENSES
   Property operating and maintenance     10,543,184      9,722,165
   Real estate taxes ................      2,512,444      2,420,048
   Depreciation and amortization ....      7,026,142      6,436,099
   Property management ..............      1,129,391      1,237,540
   Interest .........................      6,589,512      5,517,230
   General and administrative .......        857,988      1,011,621
                                        ------------    -----------
      Total Expenses ................     28,658,661     26,344,703
                                        ------------    -----------

(Loss) on JV communities ............           --          (20,770)
                                        ------------    -----------

Net income ..........................      5,993,095      5,674,013

Preferred dividends .................      3,137,100      3,137,100
                                        ------------    -----------

Income (loss) available for
   common shareholders ..............   $  2,855,995 $    2,536,913
                                         ===========    ===========


Net income (loss) per common share ..   $       0.17           0.15
                                        ============    ===========

Weighted average number of common
   shares outstanding ...............     17,150,966     17,031,108
                                        ============    ===========

Cash dividends declared per common
   share ............................   $      0.485    $     0.485
                                        ============    ===========

See accompanying notes.


             Wellsford Residential Property Trust and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                                                                   Three Months Ended March 31,
                                                                                                ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                               1997                    1996
                                                                                                ----------             ------------
   Net income ....................................................................              $5,993,095               $5,674,013
   Adjustments to reconcile net income
      to net cash provided by operating activities:
      Depreciation and amortization ..............................................               7,234,536                6,594,497
      Amortization of deferred compensation and
      shareholder loans receivable ...............................................                    --                    140,050
      Decrease (increase) in assets
         Escrow cash .............................................................                 (68,439)                  43,123
         Debt service reserve ....................................................               1,960,335                  391,106
         Rent receivables ........................................................                (313,183)                  11,401
         Prepaid and other assets ................................................              (3,683,104)                  68,721
      (Decrease) increase in liabilities
         Accounts payable ........................................................                (175,843)                (453,567)
         Accrued expenses and other liabilities ..................................              (2,356,048)              (3,753,763)
         Security deposits .......................................................                 (14,772)                 (41,260)
                                                                                              ------------             ------------
      Net cash provided by operating activities ..................................               8,576,577                8,674,321
                                                                                              ------------             ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in real estate assets ..............................................             (27,558,092)              (4,585,341)
                                                                                              ------------             ------------
      Net cash provided by (used in) investing activities ........................             (27,558,092)              (4,585,341)
                                                                                              ------------             ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from mortgage notes payable ..........................................                    --                       --
   Proceeds (payment) from credit facilities .....................................              45,500,000                     --
   Payment of deferred financing costs ...........................................                (129,333)                 (59,046)
   Principal payments on mortgage notes ..........................................                 (61,942)              (4,968,568)
   Distributions to shareholders .................................................             (11,433,547)             (11,310,053)
   Proceeds from dividend reinvestment plan ......................................                 573,151                  121,598
   Proceeds from exercise of options .............................................               3,093,394                     --
                                                                                              ------------             ------------
      Net cash provided by (used in) financing activities ........................              37,541,723              (16,216,069)
                                                                                              ------------             ------------

   Net (decrease) in cash and cash equivalents ...................................              18,560,208              (12,127,089)
   Cash and cash equivalents, beginning of period ................................              10,811,505               29,444,008
                                                                                              ------------             ------------
   Cash and cash equivalents, end of period ......................................            $ 29,371,713             $ 17,316,919
                                                                                              ============             ============

SUPPLEMENTAL INFORMATION:
   Cash paid during the period for interest ......................................            $ 10,914,113             $  9,900,073
   First quarter dividends declared ..............................................            $ 11,495,180             $ 11,397,667

    See accompanying notes.

         WELLSFORD RESIDENTIAL PROPERTY TRUST AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    General

      Wellsford Residential Property Trust and Subsidiaries (the "Company") is a fully integrated and self administered equity real estate investment trust ("REIT") principally engaged in the acquisition, development and operation of multifamily communities located in the Southwest and Pacific Northwest regions of the United States. At March 31, 1997, the Company owned 72 multifamily communities containing 19,004 units and four commercial office buildings comprising 750,400 square feet. In addition, the Company has two multifamily communities under development, comprising 760 units.

      The accompanying financial statements and related notes of the Company have been prepared in accordance with generally accepted accounting principles for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under generally accepted accounting principles have been condensed or omitted pursuant to such rule. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

2.    Merger and Recent Development

      The Company has entered into an Agreement and Plan of Merger, dated as of January 16, 1997 (the "Agreement"), with Equity Residential Properties Trust("EQR"). The Agreement provides for the exchange of all of the outstanding common shares of the Company for common shares of the surviving trust, at an exchange ratio of 0.625 common shares of the surviving trust for each common share of the Company (the "Merger"). Immediately prior to the Merger, and subject to the satisfaction or waiver of all conditions thereto, the Company will contribute certain of its assets, including the Commercial Properties (as defined below), and certain of its liabilities to its subsidiary, WRP Newco (as defined below) and distribute to its common shareholders, on a pro rata basis, all of the shares it owns in WRP Newco (the "Spin Off").

      In contemplation of the Merger and Spin Off, the Company has acquired five commercial office properties (the "Commercial Properties") for $47.6 million in aggregate, has closed on four of the properties during the first quarter of 1997 and one in April 1997 and has acquired a $20 million portion of an $80 millon subordinated mezzanine real estate loan bearing interest at approximately 12% per annum. The aggregate purchase price for the Commercial Properties includes approximately $2.25 million in value of common shares of Wellsford Real Properties, Inc. ("WRP Newco") to be issued to an entity in consideration for the assignment of the purchase contracts entered into by such entity. Upon liquidation of such entity, each of the Chairman of the Board and President of the Company, Messrs. Lynford and Lowenthal, will receive approximately 16.4% of such shares, and the wife of Mark Germain, a trustee of the Company, will receive approximately 13.8% of such shares. Each are owners of such entity. The four commercial properties acquired during the first quarter are currently vacant and undergoing renovations and are included in the construction in progress balance at March 31, 1997.

      The Merger is subject to the approval of the common shareholders of both EQR and the Company.


3.    Earnings Per Share

      Net income per share was calculated using the weighted average number of shares outstanding of 17,150,966 and 17,031,108 for the three months ended March 31, 1997 and 1996, respectively. The Company declared a common dividend of $0.485 per common share, a Series A preferred dividend of $0.4375 per share, and a Series B preferred dividend of $0.603125 per share on March 12, 1997 payable to shareholders of record on March 25, 1997.

                       ERP OPERATING LIMITED PARTNERSHIP
                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                            COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997

The Unaudited Pro Forma Combined Balance Sheet gives effect of the acquisition of the multifamily property business of Wellsford Residential Property Trust, a Maryland real estate investment trust ("Wellsford"), by Equity Residential Properties Trust ("EQR") through the tax-free merger of EQR and Wellsford ("the Merger") and the corresponding effect of the contribution of the Wellsford properties and related assets and liabilities to ERP Operating Limited Partnership ("ERP"). Immediately prior to the Merger, Wellsford also contributed certain assets to Wellsford Real Properties, Inc. ("WRP NewCo"), a subsidiary of Wellsford. The effects of the Merger are presented as if the Merger and corresponding contribution to ERP had occurred on March 31, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No.
16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of ERP and Wellsford would have been at March 31, 1997, nor does it purport to represent the future combined financial position of ERP and Wellsford. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of ERP and Wellsford.

                       ERP OPERATING LIMITED PARTNERSHIP
                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)

                                                                                                Pro Forma                 ERP
                                                                ERP              WRP             Merger                Pro Forma
                                                             Historical       Historical     Adjustments (A)           Combined
                                                             ----------       ----------     ---------------          ----------
ASSETS
Rental property, net                                          $2,873,260         $683,623          $388,847 (B)       $3,945,730
Real Estate held for disposition                                       -                -                 -                    -
Construction in progress                                               -           48,781           (47,806)(C)              975
Investment in mortgage notes, net                                 86,895           17,800           (17,800)(D)           86,895
Cash and cash equivalents                                         84,829           29,372          (112,612)(E)            1,589
Rents receivables                                                  1,351                -                 -                1,351
Deposits-restricted                                                9,007            5,775            (3,228)(F)           11,554
Escrow deposits-mortgage                                          17,582                -                 -               17,582
Deferred financing costs, net                                     14,425            5,169            (5,169)(G)           14,425
Other assets                                                      25,886            6,941             2,250 (H)           35,077
                                                              ----------         --------          --------           ----------
     Total assets                                             $3,113,235         $797,461          $204,482           $4,115,178
                                                              ==========         ========          ========           ==========

LIABILITIES AND PARTNERS' CAPITAL/SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable                                        $  795,723         $ 82,674          $ (8,632)(I)       $  869,765
Line of credit                                                         -           63,575           (45,014)(J)           18,561
Notes, net                                                       498,918          248,546                 -              747,464
Accounts payable and accrued expenses                             31,243           13,085                 -               44,328
Accrued interest payable                                          15,447                -                 -               15,447
Due to affiliates                                                    656                -                 -                  656
Rents received in advance and other liabilities                   18,904                -                 -               18,904
Security deposits                                                 15,123            3,235                 -               18,358
Distributions payable                                             47,220           11,495                 -               58,715
                                                              ----------         --------          --------           ----------
     Total liabilities                                         1,423,234          422,610           (53,646)           1,792,198
                                                              ==========         ========          ========           ==========

Commitments and contingencies (K)

Partners' Capital/Shareholders' Equity:
     Common shares                                                     -              172              (172)(L)                -
     Preferred shares                                                  -               64               (64)(M)                -
     Paid in capital                                                   -          464,955          (464,955)(N)                -
     Distributions in excess of accumulated earnings                   -          (83,787)           83,787 (N)                -
     Deferred compensation and shareholder loans receivable            -           (6,553)            6,553 (0)                -
                                                              ----------         --------          --------           ----------
          Total shareholders' equity                                   -          374,851          (374,851)                   -
                                                              ==========         ========          ========           ==========

     9 3/8% Series A Cumulative Redeemable Preference Units      153,000                -                 -              153,000
     9 1/8% Series B Cumulative Redeemable Preference Units      125,000                -                 -              125,000
     9 1/8% Series C Cumulative Redeemable Preference Units      115,000                -                 -              115,000
     Series E Cumulative Convertible Preference Units                  -                -            99,995 (M)           99,995
     9.65% Series F Cumulative Redeemable Preference Units             -                -            57,500 (M)           57,500

Partners' Capital
     General partner                                           1,152,737                -           438,955 (P)        1,591,692
     Limited partners                                            144,264                -            36,529 (Q)          180,793
                                                              ----------         --------          --------           ----------
          Total partners' capital                              1,297,001                -           475,484            1,772,485
                                                              ----------         --------          --------           ----------
          Total liabilities and partners'
           capital/shareholders' equity                       $3,113,235         $797,461          $204,482           $4,115,178
                                                              ==========         ========          ========           ==========

                       ERP OPERATING LIMITED PARTNERSHIP
                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997


The Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1997 is presented as if the Merger had occurred on January 1, 1997. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of ERP and Wellsford would have been for the three months ended March 31, 1997, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of ERP and Wellsford.

                       ERP OPERATING LIMITED PARTNERSHIP
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (AMOUNTS IN THOUSANDS EXCEPT PER UNIT DATA)

                                                                                                                      ERP
                                                                  ERP            Wellsford           Merger        Pro Forma
                                                               Historical      Historical (R)     Adjustments      Combined
                                                               ----------      --------------     -----------      ---------
REVENUES
Rental Income                                                  $134,235           $32,609        $                 $166,844
Fee and asset management                                          1,578                 -                             1,578
Interest income-investment in mortgage notes                      3,683               401           (401) (S)         3,683
Interest and other income                                         1,891             1,642                             3,533
                                                               --------           -------        -------           --------
  Total revenues                                                141,387            34,652           (401)           175,638
                                                               --------           -------        -------           --------
EXPENSES
Property and maintenance                                         32,334            10,543                            42,877
Real estate taxes and insurance                                  13,911             2,513                            16,424
Property management                                               5,671             1,129           (131) (T)         6,669
Fee and asset management                                            967                 -                               967
Depreciation                                                     28,877             6,827          1,264  (U)        36,968
Interest:
  Expense incurred                                               23,293             6,428           (353) (V)        29,368
  Amortization of deferred financing costs                          603               361           (361) (W)           603
General and administrative                                        2,975               858           (734) (X)         3,099
                                                               --------           -------        -------           --------
  Total expenses                                                108,631            28,659           (315)           136,975
                                                               --------           -------        -------           --------

Income before gain on disposition of properties, (loss) on
joint venture communities and extraordinary item                 32,756             5,993            (86)            38,663
  Gain (loss) on disposition of properties                        3,632                 -              -              3,632
  (Loss) on joint venture communities                                 -                 -              -                  -
                                                               --------           -------        -------           --------
Income before extraordinary item                                 36,388             5,993            (86)            42,295
Extraordinary item:
  Write-off of unamortized costs on refinanced debt                   -                 -              -                  -
                                                               --------           -------        -------           --------
Net income                                                     $ 36,388           $ 5,993        $   (86)          $ 42,295
                                                               ========           =======        =======           ========

Allocation of net income:
Redeemable Preference Interests                                       -                 -              -                  -
9 3/8% Series A Cumulative Redeemable Preference Units            3,586                 -              -              3,586
9 1/8% Series B Cumulative Redeemable Preference Units            2,852                 -              -              2,852
9 1/8% Series C Cumulative Redeemable Preference Units            2,623                 -              -              2,623
Series E Cumulative Convertible Preference Units                      -                 -          1,750              1,750
9.65% Series F Cumulative Redeemable Preference Units                 -                 -          1,387              1,387

General partner                                                  23,901                 -          5,019  (Y)        28,920
Limited partners                                                  3,426                 -            888  (Y)         4,314
                                                               --------           -------        -------           --------
Net income                                                     $ 27,327           $     -        $ 5,907           $ 33,234
                                                               ========           =======        =======           ========

Net income per weighted average OP Unit outstanding            $   0.46           $     -        $  0.55           $   0.47
                                                               ========           =======        =======           ========

Weighted average OP Units outstanding                            59,269                 -         10,811  (Z)        70,080
                                                               ========           =======        =======           ========

                       ERP OPERATING LIMITED PARTNERSHIP
                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is presented as if the Merger had occurred on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustment necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of ERP and Wellsford would have been for the year ended December 31, 1996, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of ERP and Wellsford.

                       ERP OPERATING LIMITED PARTNERSHIP
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                  (AMOUNTS IN THOUSANDS EXCEPT PER UNIT DATA)

                                                                                                                 ERP
                                                            ERP           Wellsford           Merger          Pro Forma
                                                         Historical    Historical (AA)     Adjustments         Combined
                                                         ----------    ---------------     -----------        ---------
REVENUES
Rental Income                                             $454,412        $124,408            $                $578,820
Fee and asset management                                     6,749               -                                6,749
Interest income-investment in mortgage notes                12,819             757               (757) (BB)      12,819
Interest and other income                                    4,405           6,656                               11,061
                                                          --------        --------            -------          --------
     Total revenues                                        478,385         131,821               (757)          609,449
                                                          --------        --------            -------          --------

EXPENSES
Property and maintenance                                   127,172          40,354                              167,526
Real estate taxes and insurance                             44,128           9,882                               54,010
Property management                                         17,512           4,770               (776) (CC)      21,506
Fee and asset management                                     3,837               -                                3,837
Depreciation                                                93,253          25,179              7,164  (DD)     125,596
Interest:
     Expense incurred                                       81,351          23,599             (1,412) (EE)     103,538
     Amortization of deferred financing costs                4,242           1,386             (1,386) (FF)       4,242
General and administrative                                   9,857           3,865             (3,369) (GG)      10,353
                                                          --------        --------            -------          --------
     Total expenses                                        381,352         109,035                221           490,608
                                                          --------        --------            -------          --------

Income before gain on disposition of properties, (loss)
on joint venture communities and extraordinary item         97,033          22,786               (978)          118,841
   Gain (loss) on disposition of properties                 22,402             (66)                 -            22,336
   (Loss) on joint venture communities                           -             (58)                 -               (58)
                                                          --------        --------            -------          --------
Income before extraordinary item                           119,435          22,662               (978)          141,119
Extraordinary item:
   Write-off of unamortized costs on refinanced debt        (3,512)              -                  -            (3,512)
                                                          --------        --------            -------          --------
Net income                                                $115,923        $ 22,662            $  (978)         $137,607
                                                          ========        ========            =======          ========

Allocation of net income:
Redeemable Preference Interests                                263               -                  -               263
9 3/8% Series A Cumulative Redeemable Preference Units      14,345               -                  -            14,345
9 1/8% Series B Cumulative Redeemable Preference Units      11,406               -                  -            11,406
9 1/8% Series C Cumulative Redeemable Preference Units       3,264               -                  -             3,264
Series E Cumulative Convertible Preference Units                 -               -              5,549             5,549
9.65% Series F Cumulative Redeemable Preference Units            -               -              6,999             6,999

General partner                                             72,609               -              9,399  (HH)      82,008
Limited partners                                            14,036               -               (263) (HH)      13,773
                                                          --------        --------            -------          --------
Net income                                                $ 86,645        $      -            $ 9,136          $ 95,781
                                                          ========        ========            =======          ========

Net income per weighted average OP Unit outstanding       $   1.70        $      -            $  0.85          $   1.55
                                                          ========        ========            =======          ========

Weighted average OP Units outstanding                       51,108               -             10,811  (II)      61,919
                                                          ========        ========            =======          ========

                       ERP OPERATING LIMITED PARTNERSHIP
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER UNIT DATA)


(A) Represents adjustments to record the Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $1,078,753.

     Issuance of 10,811 OP Units of ERP to EQR in exchange for the contribution of
        Wellsford's properties to ERP                                                         $  475,684
     Issuance of ERP Series E Cumulative Convertible Preference Units                             99,995
     Issuance of ERP Series F Cumulative Redeemable Preference Units                              57,500
     Assumption of Wellsford's liabilities, net                                                  415,824
     Adjustment to increase the assumed Wellsford debt to its fair value (see Note I)              6,123
     Merger costs (see calculation below)                                                         23,627
                                                                                              ----------
                                                                                              $1,078,753
                                                                                              ==========

     The value of the issuance of the ERP Series E Cumulative Convertible Preference Units and the ERP Series F Cumulative Redeemable Preference Units is based upon Wellsford's outstanding shares of 3,999.8 Series A Convertible Preferred Shares with a liquidation preference at $25 per share and Wellsford's outstanding shares of 2,300 Series B Preferred Shares with a liquidation preference at $25 per share, respectively.

     The following is a calculation of the estimated fees and other expenses related to the Merger:

     Employee termination costs                                                               $   10,063
     Buyout of stock options                                                                       4,227
     Advisory fees                                                                                 2,350
     Legal and accounting fees                                                                     2,225
     Consulting contracts                                                                          2,000
     Other, including printing, filing, transfer and spin-off costs                                2,762
                                                                                              ----------
       TOTAL                                                                                  $   23,627
                                                                                              ==========

(B) Represents the estimated increase in Wellsford's rental property, net based upon ERP's purchase price and the adjustment to eliminate the basis of Wellsford's net assets acquired:

     Purchase Price (see Note A)                                                              $1,078,753
     Less:  Historical basis of Wellsford's net assets acquired
       Rental property, net                                                                      683,623
       Construction in progress, net of spin-off to WRP NewCo of $47,806                             975
       Restricted deposits, net of spin-off to WRP NewCo of $3,228                                 2,547
       Other assets, net of spin-off to WRP NewCo of $489 and $3,691 of prepaid
       merger costs                                                                                2,761
                                                                                              ----------
     Step-up to record fair value of Wellsford rental property                                $  388,847
                                                                                              ==========

(C) Decrease reflects the spin-off of costs related to the Palomino Park project to WRP NewCo.

(D) Decrease results from the spin-off of the Sonterra mortgage notes receivable to WRP NewCo.

                       ERP OPERATING LIMITED PARTNERSHIP
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER UNIT DATA)


(E)  Decrease to Cash and Cash Equivalents reflects the following:

     Spin-off of WRP NewCo, including an investment of $2,930 for ERP's 20% interest in
     the Palomino Park project (see Note H)                                                         $         21,710
     The expected payment for Merger costs (see Note A) and registration costs
     (see Note P)                                                                                             23,827
     Repayment of Wellsford's line of credit                                                                  63,575
     ERP's purchase of WRP NewCo common stock                                                                  3,500
                                                                                                    ----------------
                                                                                                    $        112,612
                                                                                                    ================

(F)  Decrease results from the spin-off of restricted cash to WRP NewCo for the Palomino Park project.

(G)  Decrease due to elimination of Wellsford deferred loan costs in connection with the Merger.

(H)  Increase to Other Assets reflects the following:

     ERP purchase of WRP NewCo common stock                                                         $          3,500
     ERP's 20% investment in the Palomino Park project                                                         2,930
     Interest receivable related to the Sonterra mortgage notes receivable not assumed by
     ERP                                                                                                        (489)
     Prepaid Merger costs                                                                                     (3,691)
                                                                                                    -----------------
                                                                                                    $          2,250
                                                                                                    =================

(I)  Decrease to Mortgage Notes Payable reflects the following:

     Spin-off of bonds on the Palomino Park project to WRP NewCo                                    $         14,755
     Premium required to adjust Wellsford's debt to its estimated fair value.                                 (6,123)
                                                                                                   -----------------
                                                                                                    $          8,632
                                                                                                   =================

(J)  Reflects the repayment of Wellsford's line of credit of $63,575 and a borrowing of $18,561 from ERP's line of credit.

(K)  ERP has committed to acquire up to 1,000 shares of WRP NewCo Series A 8% Convertible Redeemable Preferred Stock; has provided stand-by obligations with respect to a $36,800 agreement with respect to the construction financing of Phase I of Palomino Park and $30,000 pursuant to an agreement expected to be entered into with respect to the construction financing for Phase II of
     Palomino Park; and a $14,800 credit enhancement with respect to bonds issued to finance certain public improvements at Palomino
     Park.

(L)  Elimination of Wellsford common shares at $.01 par value ($172).

(M)  Elimination of $64 of Wellsford Preferred Shares and the issuance of $99,995 of ERP Series E Cumulative Convertible Preference
     Units and of $57,500 of EQR Series F Cumulative Redeemable Preference Units (see Note A).

(N)  Elimination of Wellsford's historical paid in capital and distributions in excess of accumulated earnings as a result of the
     Merger.

(O)  Elimination of deferred compensation and the forgiveness of all of Wellsford's shareholder loans as a result of the Merger.

                       ERP OPERATING LIMITED PARTNERSHIP
              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF MARCH 31, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER UNIT DATA)

(P)  Increase to general partner's capital reflects the following:
     Issuance of 10,811 ERP OP Units to EQR                                       $   475,684
     Registration costs incurred in connection with the Merger                           (200)
     Adjustment to limited partners' ownership in ERP (see Note Q)                    (36,529)
                                                                                  -----------
                                                                                  $   438,955
                                                                                  ===========

     The 10.2% limited partners' ownership is calculated as follows:
                                                                                    Shares           Units
                                                                                    ------           ------
     Wellsford's historical Shares outstanding                                         17,297               -
                                                                                  ===========     ===========
     EQR's Shares/Units to be issued based on the .625 Merger exchange ratio           10,811          10,811
     EQR's historical Shares/Units outstanding                                         53,713          61,061
                                                                                  -----------     -----------
     EQR's proforma Shares/Units outstanding                                           64,524          71,872
                                                                                  ===========     ===========
     EQR ownership percentage of ERP                                                    89.8%
                                                                                  ===========
     Limited partners' ownership percentage of ERP                                      10.2%
                                                                                  ===========

(Q) The pro forma allocation to the limited partners is based upon the percentage owned by such limited partners as follows:

     Total partners' capital                                                      $ 1,772,485
     Limited partners percentage ownership in ERP (see Note P)                          10.2%
                                                                                  -----------
     Pro Forma Combined limited partners' ownership in ERP                            180,793
     ERP historical limited partners' ownership in ERP                               (144,264)
                                                                                  -----------
     Adjustment to limited partners' ownership in ERP                             $    36,529
                                                                                  ===========

                       ERP OPERATING LIMITED PARTNERSHIP
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)


(R) Certain reclassifications have been made to Wellsford's Historical Statement of Operations to conform to ERP's Statement of Operations presentation.

(S) Decrease results from the loss of interest income related to the $17,800 Sonterra mortgage notes receivable not assumed by ERP.

(T) Decrease results from operating efficiencies expected to occur as a result of the Merger.

(U) Represents the net increase in depreciation of real estate owned as a result of recording the Wellsford real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

     The calculation of the fair value of depreciable real estate assets at March 31, 1997 is as follows:

     Historical basis of Wellsford's rental property                                  $        683,623
     Plus:  Step up to Wellsford's rental property, net (see Note B)                           388,847
                                                                                      ----------------
     Pro forma basis of Wellsford's rental property at fair value                            1,072,470
     Less:  Fair value allocated to land                                                      (107,247)
                                                                                      ----------------
     Pro forma basis of Wellsford's depreciable rental property at fair value         $        965,223
                                                                                      ================

     Calculation of depreciation of rental property for the three months ended March 31,1997 is as follows:

     Depreciation expense based upon an estimated useful life of approximately 30 years          8,044
     Less: historic Wellsford depreciation of rental property                                   (6,780)
                                                                                      ----------------
     Pro forma adjustment                                                             $          1,264
                                                                                      ================

(V)  Decrease results from the amortization of the premium required to record
     Wellsford's debt at its estimated fair value.

(W) Decrease results from the elimination of amortization of Wellsford's deferred financing costs, which costs would be eliminated in connection with the Merger.

(X) Decrease results from identified historic costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger as follows:

     Duplication of public company expenses              $       149
     Net reduction in salary, benefits and occupancy             425
     Other                                                       160
                                                         -----------
          Total                                          $       734
                                                         ===========

(Y) Represents an adjustment to reflect the general partner and limited partners' change in ownership percentages (see Note P).

(Z) Represents the issuance of OP Units of ERP to EQR in exchange for the contribution of Wellsford's properties to ERP.


                       ERP OPERATING LIMITED PARTNERSHIP
        NOTES TO UNAUDITED PRO FORMA COMBINED STATEMEDNT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT DATA)


(AA) Amounts shown represent historical amounts for Wellsford. Certain reclassifications have been made to Wellsford's Historical Statement of Operations to conform to ERP's Statement of Operations presentation.

(BB) Decrease results from the loss of interest income related to the $17,800 Sonterra mortgage notes receivable not assumed by ERP.

(CC) Decrease results from operating efficiencies expected to occur as a result of the Merger.

(DD) Represents the net increase in depreciation of real estate owned as a result of recording the Wellsford real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

     The calculation of the fair value of depreciable real estate assets at March 31, 1997 is as follows:

     Historical basis of Wellsford's rental property                             $  683,623
     Plus:  Step up to Wellsford's rental property, net (see Note B)                388,847
                                                                                 ----------
     Pro forma basis of Wellsford's rental property at fair value                 1,072,470
     Less:  Fair value allocated to land                                           (107,247)
                                                                                 ----------
     Pro forma basis of Wellsford's depreciable rental property at fair value    $  965,223
                                                                                 ==========
     Calculation of depreciation of rental property
     for the year ended December 31, 1996 is as follows:

     Depreciation expense based upon an estimated useful life of approximately
       30 years                                                                  $   32,174
     Less: historic Wellsford depreciation of rental property                       (25,010)
                                                                                 ----------
     Pro forma adjustment                                                        $    7,164
                                                                                 ==========

(EE) Decrease results from the amortization of the premium required to record Wellsford's debt at its estimated fair value.

(FF) Decrease results from the elimination of amortization of Wellsford's deferred financing costs, which costs would be eliminated in connection with the Merger.

(GG) Decrease results from identified historic costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger as follows:

    Duplication of public company expenses           $  626
    Net reduction in salary, benefits and occupancy   1,732
    Other                                             1,011
                                                     ------
         Total                                       $3,369
                                                     ======

(HH) Represents an adjustment to reflect the general partner and limited partners' change in ownership percentages (see Note P).

(II) Represents the issuance of OP Units of ERP to EQR in exchange for the contribution of Wellsford's properties to ERP.

ITEM 7.

     C. Exhibits

        23    Consent of Ernst & Young LLP

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  ERP OPERATING LIMITED PARTNERSHIP
                                  BY: EQUITY RESIDENTIAL PROPERTIES TRUST,
                                      ITS GENERAL PARTNER


     November 13, 1997            By: /s/       Michael J. McHugh
     -----------------                -----------------------------------------
        (Date)                                  Michael J. McHugh
                                      Senior Vice President, Chief Accounting
                                               Officer and Treasurer